As filed with the Securities and Exchange Commission on August 6, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ICON plc
(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

South County Business Park
Leopardstown
Dublin 18, Ireland
(Address of principal executive offices)

__________________________________________

ICON plc Employee Share Option Plan 2003
ICON plc Consultants Share Option Plan 2008
ICON plc Employee Share Option Plan 2008
ICON plc 2008 Employees Restricted Share Unit Plan

(Full title of the plans)

___________________________________________

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York  10005-1702
Attention:  William M. Hartnett, Esq.
(212) 701-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

Ciaran Murray
Chief Financial Officer
ICON plc
South County Business Park
Leopardstown
Dublin 18, Ireland
(353) 1-291-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 6 Euro cents each (1) reserved for issuance under the ICON plc Employee Share Option Plan 2003	3,000,000(2)	$81.44(3)	$244,305,000(3)	$9,601.19
Ordinary Shares, par value 6 Euro cents each (1) reserved for issuance under the ICON plc Consultants Share Option Plan 2008	200,000(2)(4)	$81.44(3)(4)	$16,288,000(3)(4)	$640.12
Ordinary Shares, par value 6 Euro cents each (1) reserved for issuance under the ICON plc Employees Share Option Plan 2008	2,800,000(2)(4)	$81.44(3)(4)	$228,032,000(3)(4)	$8,961.66
Ordinary Shares, par value 6 Euro cents each (1) reserved for issuance under the ICON plc 2008 Employee Restricted Share Unit Plan	500,000(2)	$81.44(3)	$40,720,000(3)	$1,600.30

(1)
American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 6 Euro cents each (the “Ordinary Shares”), of ICON plc (“ICON”) are registered on a separate registration statement on Form F-6.  Each ADS represents one Ordinary Share.

(2)
The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the ICON plc Employee Share Option Plan 2003 (the “2003 Employee Plan”), ICON plc Consultants Share Option Plan 2008 (the “Consultants Plan”), ICON plc Employee Share Option Plan 2008 (the ‘2008 Employee Plan”) and ICON plc 2008 Employee Restricted Share Unit Plan (the “RSU Plan”), plus, in each case, such additional number of Ordinary Shares as may be issued under the 2003 Employee Plan, the Consultants Plan, the 2008 Employee Plan or the RSU Plan, as appropriate, in the event of a share dividend, recapitalization, share split, reverse split, reorganization, merger, amalgamation, consolidation or other similar dilutive event.

(3)
Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of an ADS, as reported on The NASDAQ Global Select Market on August 1, 2008.

(4)
There are a total of 3,000,000 Ordinary Shares available to be issued between the Consultants Plan and the 2008 Employee Plan.  Up to 200,000 of these Ordinary Shares may be issued under the Consultants Plan.  Any amount of this 200,000 Ordinary Shares not issued under the Consultants Plan is available for issuance under the 2008 Employee Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.*

ITEM 2.	Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by ICON plc (“ICON” or the “Registrant”) and are hereby incorporated by reference into this Registration Statement:

•	ICON’s Annual Report on Form 20-F (File No. 1-04141) for the fiscal year ended December 31, 2007, filed with the Commission on April 3, 2008 ;

•	ICON’s current reports on Form 6-K filed with the Commission on May 9, 2008, May 29, 2008, June 20, 2008, June 25, 2008, July 8, 2008, July 9, 2008, July 10, 2008, July 22, 2008 and July 31, 2008; and

•
The description of ICON’s ordinary shares, par value 6 euro cents each (the “Ordinary Shares”) incorporated by reference to ICON’s Registration Statement on Form F-3 (File No. 333-133371) filed with the Commission on April 19, 2006, as amended on May 5, 2006.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

The description of the Registrant’s Ordinary Shares and ADSs to be issued pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except as indicated below, there is no statute, charter provision, by-law, contract or arrangement under which any director or officer of ICON is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Paragraph 139 of the Articles of Association of ICON provides as follows:

Subject to the provisions of and so far as may be permitted by the Acts, every Director, Managing Director, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses, and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director or officer in relation to anything done or alleged to have been done or omitted to be done by him as Director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ICON maintains a standard form of directors’ and officers’ insurance policy, which provides coverage to its directors and officers for certain liabilities.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

Exhibit No.	Description

4.1	ICON plc Employee Share Option Plan 2003

4.2	ICON plc Consultants Share Option Plan 2008

4.3	ICON plc Employee Share Option Plan 2008

4.4	ICON plc 2008 Employees Restricted Share Unit Plan.

5.1	Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.

23.1	Consent of A&L Goodbody (included in Exhibit 5.1).

23.2	Consent of KPMG, Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on the signature pages of this Registration Statement).

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (A)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                (i)If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the in-

formation required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                (ii)If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                (ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                (iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on August 6, 2008.

ICON PLC

By: /s/ Ciaran Murray
Name: Ciaran Murray
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter Gray and Ciaran Murray, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Climax
(Dr. John Climax)	Executive Chairman of the Board, Director	August 6, 2008

/s/ Peter Gray
(Peter Gray)	Chief Executive Officer, Director (Principal Executive Officer)	August 6, 2008

/s/ Ciaran Murray
(Ciaran Murray)	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2008

/s/ Ronan Lambe
(Dr. Ronan Lambe)	Director	August 6, 2008

/s/ Thomas Lynch
(Thomas Lynch)	Director	August 6, 2008

/s/ Edward Roberts
(Edward Roberts)	Director	August 6, 2008

/s/ Shuji Higuchi
(Shuji Higuchi)	Director	August 6, 2008

/s/ Bruce Given
(Dr. Bruce Given)	Director	August 6, 2008
/s/ Dermot Kelleher
(Dermot Kelleher)	Director	August 6, 2008

AUTHORIZED REPRESENTATIVE
Puglisi & Associates

By: /s/ Donald J. Puglisi (Donald J. Puglisi)	Managing Director	August 6, 2008